AMENDMENT NO. 8 TO
               THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


      AMENDMENT NO. 8 dated as of April 1, 2000 to the Amended and Restated Stockholders Agreement, dated as of October 31, 1997 (as heretofore amended, the "Stockholders Agreement") among KMC Telecom Holdings, Inc., Nassau Capital Partners L.P., NAS Partners I L.L.C., Harold N. Kamine, Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc. (as successor to AT&T Credit Corporation), General Electric Capital Corporation, First Union National Bank (as successor to CoreStates Bank, N.A.), and CoreStates Holdings, Inc.

                               W I T N E S S E T H

      WHEREAS, the parties hereto desire to make certain amendment to the Stockholders Agreement;

      NOW,  THEREFORE,  in  consideration of the premises and for other good and
valuable   consideration  the  receipt  and  sufficiency  of  which  are  hereby acknowledged, the parties hereto hereby agree as follows:

            1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms defined in the Stockholders Agreement and used herein are so used as so defined.

            2.  AMENDMENTS  TO  SECTION  4.3.1  OF THE  STOCKHOLDERS  AGREEMENT.
Section 4.3 of the Stockholders Agreement is amended to read as follows:

            4.3.  ELECTION OF DIRECTORS.

                  4.3.1 NUMBER AND COMPOSITION. Subject to Section 4.3.2, each Stockholder agrees that the number of directors shall be eight (8) and each Stockholder shall vote its or his Shares at any Stockholders Meeting, or act by Written Consent with respect to such Shares, and take all other actions necessary to ensure that the number of directors constituting the entire Board of Directors shall be eight (8), as provided for below. Each Stockholder shall vote its or his Shares at any Stockholders Meeting called for the purpose of filling the positions on the Board of Directors, or in any Written Consent executed for such purpose, and to take all other actions necessary to ensure, including, without limitation, using its or his best efforts to cause the Board of Directors to take such actions to ensure: (i) the election to the Board of Directors of (w) three individuals designated by Nassau to serve initially as Nassau Directors,
      (x) subject to paragraph (b) of Section 4.4, three individuals (one of whom shall be the Chief Executive Officer of the Company from time to time, elected pursuant to Article IV of the By-Laws) designated by Kamine to serve initially as Kamine Directors, (y) one independent director who shall be mutually acceptable to Nassau, Kamine and either AT&T or the Majority Series C Holders, provided that it is agreed that Gary E. Lasher shall be an independent director beginning November 1, 1997, and (z) one additional director who shall mutually acceptable to Nassau, Kamine and either AT&T or the Majority Series C Holders, provided that it is agreed that Roscoe C. Young II shall be mutually acceptable to each of the foregoing; (ii) the election to each committee of the Board of Directors of an equal number of Nassau Directors and Kamine Directors; and (iii) the election of an independent director to the compensation committee of the Board of Directors.

            3.  AMENDMENTS  TO  SECTION  4.4(B) OF THE  STOCKHOLDERS  AGREEMENT.
Section 4.4(b) of the Stockholders Agreement is amended to read as follows:

                  (b) Kamine shall be entitled at any time and for any reason (or for no reason) to designate any or all of the Kamine Directors for removal; provided that Kamine shall not be entitled and agrees to take no action, to designate the Chief Executive Officer of the Company for removal as a Kamine Director without the prior written consent of Nassau. Subject to Section 4.5, if at any time, a vacancy is created on the Board of Directors by reason of death, removal or resignation of any Kamine Director, then each Stockholder shall, as soon as practicable after the date such vacancy first occurs, and in any event prior to the transaction of any other business by the Stockholders or the Board of Directors, take action, including the voting of its Shares, to elect a director or directors designated by Kamine to fill such vacancy or vacancies. If at any time the person serving as Chief Executive Officer of the Company is removed or resigns from such office, Kamine shall designate such person for removal as a Kamine Director.

            4. Except as expressly amended hereby, all of the provisions of the Stockholders Agreement are hereby affirmed and shall continue in full force and effect in accordance with their terms.

            5. This Amendment shall be governed and construed in accordance with the laws of the state of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflicts of laws thereof.

            6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this Agreement as of the date first above written.


                                    KMC TELECOM HOLDINGS, INC.


                                    By:/s/ Roscoe C. Young II
                                       _______________________________
                                       Name:  Roscoe C. Young II
                                       Title: President

                                    NASSAU CAPITAL PARTNERS L.P.

                                    By:   Nassau Capital L.L.C., its General
                                             Partner


                                          By:/s/ John G. Quigley
                                             ___________________________
                                               Name:  John G. Quigley
                                               Title: Member

                                    NAS PARTNERS I L.L.C.


                                    By:/s/ John G. Quigley
                                       ___________________________
                                       Name:  John G. Quigley
                                       Title: Member

                                    HAROLD N. KAMINE
                                    in his individual capacity


                                    /s/ Harold N. Kamine
                                    ___________________________
                                    Harold N. Kamine

                                    NEWCOURT COMMERCIAL FINANCE
                                    CORPORATION


                                    By:/s/ Charles Brown
                                       ______________________________
                                       Name:  Charles Brown
                                       Title: V.P.

                                    FIRST UNION NATIONAL BANK


                                    By:/s/ L. Watts Hamrick III
                                       ______________________________
                                       Name:  L. Watts Hamrick III
                                       Title: Senior Vice President

                                    CORESTATES HOLDINGS, INC.


                                    By:/s/ L. Watts Hamrick III
                                       ______________________________
                                       Name:  L. Watts Hamrick III
                                       Title: Senior Vice President

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION


                                    By:/s/ Brian P. Ward
                                       ______________________________
                                       Name:  Brian P. Ward
                                       Title: Manager-Operations